-1-










                            ASSET PURCHASE AGREEMENT

                                      AMONG

                             WELLTECH EASTERN, INC.

                              PETRO-EQUIPMENT, INC.

                                       AND

                                 DONALD E. CLARK








                                  May 1, 1997



                                       -1-

                            Asset Purchase Agreement



This Asset Purchase Agreement (this "Agreement") is entered into as of May 1, 1997 among WellTech Eastern, Inc., a Delaware corporation ("Buyer"), Petro-Equipment, Inc., a West Virginia corporation, and Donald E. Clark, (collectively "Sellers").

                              W I T N E S S E T H:

WHEREAS, the Sellers desire to sell certain assets to Buyer, and Buyer desires to acquire certain assets from Sellers.

NOW,   THEREFORE,   in   consideration   of  the  premises  and  of  the  mutual
representations, warranties, covenants and agreements, and subject to the terms and conditions herein contained, the parties hereto hereby agree as follows:

                                    Article I

                           Purchase and Sale of Assets

I.1 Purchase and Sale of the Assets. Subject to the terms and conditions set forth in this Agreement, the Sellers hereby agree to sell, convey, transfer, assign and deliver to Buyer all of the assets more particularly described on
Schedule I.1 hereof (all such assets being sold hereunder are referred to collectively herein as the "Assets"):

Sellers shall execute and deliver to Buyer Bills of Sale and Assignment conveying all of Sellers' respective right, title and interest in the Assets to Buyer and shall execute and deliver such other documents of assignment and conveyance as are necessary to transfer ownership of the Assets to Buyer.

I.2 Consideration for Assets. As consideration for the sale of the Assets to Buyer, the execution of those certain non-competition agreements provided herein and for the other covenants and agreements of the Sellers contained herein, Buyer agrees to pay to Sellers, on the date hereof, the total sum of $ 500,000.00 in the form of a cashier's check or bank check or wire transfer of immediately available funds to an account or accounts designated by the Sellers. Sellers acknowledge and agree that the consideration paid hereunder shall be allocated and paid as follows: Buyer shall pay Petro-Equipment, Inc. the sum of $253,757.00 and Buyer shall pay Donald E. Clark the sum of $246,243.00. In addition, in consideration for the sale of the Assets, Buyer agrees to pay J & D Rentals the sum of $17,500.00, representing the accrued and unpaid rentals due J & D Rentals from Young Wireline Service, Inc. The parties agree that all sums paid hereunder totaling $517,500 shall be defined as and constitute the "Purchase Price."

1.3 Closing. The Closing for the sale of the Assets and other transactions contemplated herein shall occur on May 1, 1997 at 10:00 a.m. at the offices of Goodwin & Goodwin, LLP, 1500 One Valley Square, Charleston, West Virginia or at such other time and place as is mutually agreed to by the parties.

                                   Article II

                         Representations and Warranties
                                 of the Sellers

II.1 Representations and Warranties of the Sellers. Each of the Sellers jointly and severally represents and warrants to Buyer as follows:

II.1.1. Organization and Good Standing. Petro-Equipment, Inc. is a corporation duly organized, validly existing and in good standing under the laws of its state of organization, has full requisite corporate power and authority to carry on its business as it is currently conducted, and to own and operate the properties currently owned and operated by it.

II.1.2. Agreements Authorized and their Effect on Other Obligations. The execution and delivery of this Agreement have been authorized by all necessary corporate and shareholder action on the part of the Sellers, and this Agreement is the valid and binding obligation of the Sellers enforceable (subject to normal equitable principles) against each of such parties in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, debtor relief or similar laws affecting the rights of creditors generally. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, will not conflict with or result in a violation or breach of any term or provision of, nor constitute a default under (i) the charter or bylaws (or other organizational documents) of the Sellers, (ii) any obligation, indenture, mortgage, deed of trust, lease, contract or other agreement to which one or both of the Sellers may be a party or by which the Sellers or their respective properties are bound; or (iii) any provision of any law, rule, regulation, order, permits, certificate, writ, judgment, injunction, decree, determination, award or other decision of any court, arbitrator, or other governmental authority to which the Sellers or any of their respective properties are subject.

II.1.3. Title to and Condition of Assets. The Sellers have good, indefeasible and marketable title to all of the Assets, free and clear of any Encumbrances (defined below). Buyer has had the opportunity to inspect the Assets and Sellers make no warranty concerning the condition of said Assets, the sale hereunder being AS IS, WHERE IS with respect to the condition of the Assets. No notice of any violation of any law, statute, ordinance, or regulation relating to any of the Assets has been received by the Sellers, except such as have been fully complied with. The term "Encumbrances" means all liens, security interests, pledges, mortgages, deeds of trust, claims, rights of first refusal, options, charges, restrictions or conditions to transfer or assignment, liabilities, obligations, privileges, equities, easements, rights of way, limitations, reservations, restrictions, and other encumbrances of any kind or nature.

II.1.4. Legal Right to Convey. The Sellers have acquired the Assets in accordance with all applicable laws and have the legal right to convey the Assets to Buyer and no other person or entity has or will have any claim to the Assets nor has or will have the right to void the transfers and conveyances hereunder for any reason including any proceeding commenced under the laws of any state or the United States Bankruptcy Code. The transactions contemplated hereby are not and will not become subject to any valid and enforceable claims of any third party, including any claims of a bankruptcy trustee. Sellers have not received notice of any pending or threatened claim by any person or entity to the Assets. At Closing, Buyer shall have the absolute right to the quiet possession and use of the Assets.

II.1.5. Necessary Consents. The Sellers have obtained and delivered to Buyer all consents to assignment or waivers thereof required to be obtained from any governmental authority or from any other third party in order to validly transfer the Assets hereunder.

II.1.6. Investigations; Litigation. There is no suit, action, or legal, administrative, arbitration, or other proceeding or governmental investigation pending to which either of the Sellers is a party or, to the knowledge of either the Sellers, might become a party or which particularly affects the Assets.

II.1.7. Solvency. Neither Seller is presently insolvent, nor will either Seller be rendered insolvent by the occurrence of the transactions contemplated by this Agreement. The term "insolvent", with respect to a particular Seller, means that the sum of the present fair and saleable value of such Seller's assets does not and will not exceed its debts and other probable liabilities, and the term "debts" includes any legal liability whether matured or unmatured, liquidated or unliquidated, absolute fixed or contingent, disputed or undisputed or secured or unsecured.

II.1.8. Untrue Statements. To the best of Sellers' knowledge, this Agreement and all other agreements executed by the Sellers and delivered to Buyer does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that Sellers acknowledge and agree that their representations and warranties in Sections II.1.3 and II.1.4 are absolute and unqualified. The Sellers have also made available to Buyer true, complete and correct copies of all contracts, documents concerning all litigation and administrative proceedings, licenses, permits, insurance policies, and records relating principally to the Assets, and such information covers all commitments and liabilities of Buyer relating principally to the Assets.

II.1.9. Finder's Fee. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by the Sellers and their counsel directly with Buyer and its counsel, without the intervention of any other person in such manner as to give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee or any similar payment.

II.2 Reliance. Sellers expressly agree and acknowledge that Buyer is relying upon Sellers' representations and warranties contained herein, that said representations and warranties are material and that absent such representations and warranties that Buyer would not enter into this Asset Purchase Agreement and the transactions contemplated herein.

                                   Article III

                              Additional Agreements

III.1 Noncompetition. Except as otherwise consented to or approved in writing by Buyer, each of the Sellers and William Patrick Burr agree that for a period of 60 months following the date hereof, such party will not, directly or indirectly, acting alone or as a member of a partnership or a holder of, or investor in as much as 5% of any security of any class of any corporation or other business entity (i) engage in any business providing logging, perforating or electric wireline services or own, operate or lease a complete service truck for use in the well service or wireline service business in West Virginia, Virginia, Kentucky, Ohio, Pennsylvania, New York, Maryland and Indiana (the "Non-Competition Territory"); (ii) request any present customers or suppliers of Young Wireline Services, Inc. or customers or suppliers of the Sellers to curtail or cancel their business with Buyer; (iii) disclose to any person, firm or corporation any trade, technical or technological secrets of Buyer (or Buyer's affiliates) or of the Sellers or any details of their organization or business affairs or (iv) induce or actively attempt to influence any employee of Buyer (or Buyer's affiliates) to terminate his employment; provided, however, that nothing contained herein shall be construed to prevent Sellers from owning Superior Micro System and continuing to operate Superior Micro System in the businesses in which it is operated as of the date hereof, nor shall Sellers be prevented from leasing a complete full service truck to a competitor of Buyer who has been in existence for at least five years prior to the date hereof for a lease term not to exceed ninety (90) days, which lease term cannot be extended or renewed, provided such business is not owned by any former employee of Hitwell Surveys, Inc., Young Wireline Service, Inc., or Titan Surveys. Each of the Sellers and William Patrick Burr agrees that if either the length of time or geographical area as set forth in this Section III.1 is deemed too restrictive in any court proceeding, the court may reduce such restrictions to those which it deems reasonable under the circumstances. Each of the Sellers and William Patrick Burr further agrees and acknowledges that Buyer does not have any adequate remedy at law for the breach or threatened breach by the Sellers or William Patrick Burr of the covenants contained in this Section III.1, and agree that Buyer may, in addition to the other remedies which may be available to it hereunder, file a suit in equity to enjoin the Sellers or William Patrick Burr from such breach or threatened breach. If any provisions of this Section III.1 are held to be invalid or against public policy, the remaining provisions shall not be affected thereby. Each of the Sellers and William Patrick Burr acknowledges that the covenants set forth in this Section III.1 are being executed and delivered by such party in consideration of the covenants of Buyer contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged.

III.2 Lease of Shop. Sellers agree that they will cause J & D Rentals to extend the lease between J & D Rentals and Young Wireline Services, Inc. for that certain facility located at Old Rte 33 East, Buckhannon, West Virginia, for a period of thirty days upon receipt of $1,500.00. During such extension J & D Rentals shall grant Buyer the right to use such premises, to store any of the Assets purchased hereunder and to conduct such environmental investigations or assessment as Buyer deems necessary. If, in Buyer's sole discretion, such environmental reports are satisfactory, then Buyer and J & D Rentals shall enter into a lease for such premises in the form attached hereto as Exhibit III.2.

III.3 Allocation of Purchase Price. The parties hereto agree to allocate the purchase price paid by Buyer for the Assets hereunder as set forth on Schedule
III.3 hereto, and shall report this transaction for federal income tax purposes in accordance with the allocation so agreed upon. The parties hereto for themselves and for their respective successors and assigns covenant and agree that they will file coordinating Form 8594's in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, with their respective income tax returns for the taxable year that includes the date hereof.

III.4 Further Assurances. From time to time, as and when requested by any party hereto, any other party hereto shall execute and deliver, or cause to be executed and delivered, such documents and instruments and shall take, or cause to be taken, such further or other actions as may be reasonably necessary to effect the transactions contemplated hereby, including but not limited to certificates of title to any of the Assets which were not delivered at Closing.


                                   Article IV

                                 Indemnification

IV.1 Indemnification by the Sellers. In addition to any other remedies available to Buyer under this Agreement, or at law or in equity, each of the Sellers shall, jointly and severally, indemnify, defend and hold harmless Buyer and its officers, directors, employees, agents and stockholders, against and with respect to any and all claims, costs, damages, losses, expenses, obligations, liabilities, recoveries, suits, causes of action and deficiencies, including interest, penalties and reasonable attorneys' fees and expenses (collectively, the "Damages") that such indemnitee shall incur or suffer, which arise, result from or relate to any breach of, or failure by either of the Sellers to perform, their respective representations, warranties, covenants or agreements in this Agreement or in any schedule, certificate, exhibit or other instrument furnished or delivered to Buyer by the Sellers under this Agreement; provided, however, that such indemnity, including claims for breach of warranty of title to the Assets, shall not exceed the Purchase Price. Donald E. Clark ("Clark") expressly assumes and agrees to indemnify Buyer for any claim for Damages asserted by Buyer hereunder against Clark or against Petro-Equipment, Inc.. Clark further agrees that Buyer may assert any claim for indemnity against Petro-Equipment, Inc. directly against Clark without first asserting or exhausting any remedies, it may have against Petro-Equipment, Inc., provided that Clark's Indemnity, including claims for breach of warranty of title to the Assets shall not exceed the Purchase Price.

IV.2 Indemnification Procedure. If any party hereto discovers or otherwise becomes aware of an indemnification claim arising under Section IV.1 of this Agreement, such indemnified party shall give written notice to the indemnifying party, specifying such claim, and may thereafter exercise any remedies available to such party under this Agreement; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. Further, promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Article IV, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of any obligations hereunder, to the extent the indemnifying party is not materially prejudiced thereby. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after such notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof unless the indemnifying party has failed to assume the defense of such claim and to employ counsel reasonably satisfactory to such indemnified person. An indemnifying party who elects not to assume the defense of a claim shall not be liable for the fees and expenses of more than one counsel in any single jurisdiction for all parties indemnified by such indemnifying party with respect to such claim or with respect to claims separate but similar or related in the same jurisdiction arising out of the same general allegations. Notwithstanding any of the foregoing to the contrary, the indemnified party will be entitled to select its own counsel and assume the defense of any action brought against it if the indemnifying party fails to select counsel reasonably satisfactory to the indemnified party, the expenses of such defense to be paid by the indemnifying party. No indemnifying party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnified party, which consent shall not be unreasonably withheld, or unless such judgment or settlement includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability with respect to such claim. No indemnified party shall consent to entry of any judgment or enter into any settlement of any such action, the defense of which has been assumed by an indemnifying party, without the consent of such indemnifying party, which consent shall not be unreasonably withheld.

                                    Article V

                                  Miscellaneous

V.1 Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and agreements made by the parties hereto shall survive indefinitely without limitation, notwithstanding any investigation made by or on behalf of any of the parties hereto. All statements contained in any certificate, schedule, exhibit or other instrument delivered pursuant to this Agreement shall be deemed to have been representations and warranties by the respective party or parties, as the case may be, and shall also survive without limitation despite any investigation made by any party hereto or on its behalf.

V.2 Entirety. This Agreement embodies the entire agreement among the parties with respect to the subject matter hereof, and all prior agreements between the parties with respect thereto are hereby superseded in their entirety.

V.3 Counterparts. Any number of counterparts of this Agreement may be executed and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one instrument.

V.4 Notices and Waivers. Any notice or waiver to be given to any party hereto shall be in writing and shall be delivered by courier, sent by facsimile transmission or first class registered or certified mail, postage prepaid, return receipt requested.

If to Buyer

Addressed to:                                     With a copy to:

WellTech Eastern, Inc.                            Porter & Hedges, L.L.P.
Two Tower Center, Tenth Floor                     700 Louisiana
East Brunswick, New Jersey 08816                  Houston, Texas 77210-4744
Attn: General Counsel                             Attention: Samuel N. Allen
Facsimile:  (908) 247-5148                        Facsimile:  (713) 228-1331




If to the Sellers


Addressed to:                                      With a copy to:

Donald E. Clark                                    Robert J. Wallace, Esq.
P. O. Box 2010                                     Coleman & Wallace
Port Charlotte, FL 33949                           11 North Kanawha St.
Facsimile: (941) 743-8873                          Buckhannon, WV  26201
                                                   Facsimile: (304) 472-4704

Petro-Equipment, Inc.
P. O. Box 996
Buckhannon, WV  26201

 William Patrick Burr
 P. O. Box 123
 Buckhannon, WV  26201

Any communication so addressed and mailed by first-class registered or certified mail, postage prepaid, with return receipt requested, shall be deemed to be received on the third business day after so mailed, and if delivered by courier or facsimile to such address, upon delivery during normal business hours on any business day.

V.5 Captions. The captions contained in this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any article, section, or paragraph hereof.

V.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the successors and assigns of the parties hereto.

V.7 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants and restrictions shall remain in full force and effect and shall in no way be affected, impaired or invalidated. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

V.8 Applicable Law. This Agreement shall be governed by and construed and enforced in accordance with the applicable laws of the State of West Virginia.


IN WITNESS WHEREOF, Donald E. Clark has executed this Agreement and the other parties hereto have caused this Agreement to be signed in their respective corporate names by their respective duly authorized representatives, all as of the day and year first above written.


                                    BUYER:


                                    WELLTECH EASTERN, INC.


                                    By:
                                    Name:
                                    Title:


                                    SELLERS:

                                    PETRO-EQUIPMENT, INC.

                                    By:
                                    Name:  William Patrick Burr
                                    Title: President



                                    -----------------------------------
                                    Donald Clark




IN WITNESS WHEREOF, William Patrick Burr has executed this Agreement, solely with respect to the agreements contained in Section III.1, hereof, as of the day and year first above written.
                                    ---------------------------------
                                    William Patrick Burr